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                                                                   EXHIBIT 10.22

                                LEASE AGREEMENT
                                    BETWEEN
                      FLYING SQUIRREL ENTERTAINMENT LLC
                                      AND
                    RENAISSANCE ENTERTAINMENT CORPORATION

This lease agreement shall be between Flying Squirrel Entertainment LLC, located at 2443 Fillmore Street Suite 310 San Francisco, Ca. 94115, herein after referred to as FSE and Renaissance Entertainment Corporation located at P.O. Box 7110, Nut Tree, Ca. 95696, herein after referred to as REC.

REC is desirous of leasing certain lands owned by FSE located at the Nut Tree property, 1691 E. Monte Vista Avenue Vacaville, California 95688 for the purpose of parking cars on these lands during the period between approximately September 1st, 2001 and October 15th, 2001 during the operation of the event known as the Renaissance Faire presented by REC, herein after referred to as the Event.

FSE agrees to lease these lands to REC under the following terms and conditions:

DESCRIPTION OF THE LANDS:

1.0 Approximately 16 acres of land adjacent to and surrounding the Nut Tree Stadium located at 1691 E. Monte Vista Avenue Vacaville, Ca. 95688 and additional lands of which FSE holds an easement over on the Nut Tree property in Vacaville, Ca. 95688 which constitutes approximately 10 acres directly behind E. Monte Vista Avenue Vacaville, Ca. 95688 in addition to the 16 acres described above.

LEASE PAYMENT:

2.0 REC shall tender the sum of $150,000 (one hundred and fifty thousand dollars) to FSE in exchange for the leasing of these lands from FSE.

PAYMENT DATE:

3.0   The lease payment shall be made as follows:

      a.  $150,000 on or before November 15th, 2000

TERM OF LEASE:

4.0 This lease shall have a term, which shall run only for the period of time during which REC runs the Event, which is approximately eight weeks long during the calendar months of September and October 2001 and in any event shall immediately terminate on October 15th, 2001.

RESTRICTED USAGE OF LANDS:

5.0 The lands to be utilized by REC as described in this Lease Agreement shall be utilized strictly for and only for the usage of parking of cars for patrons in attendance to the Event operated by REC.

5.1 REC may not construct any buildings on this land other than a temporary structure that is used to collect parking revenues from patrons of the event.


                                   Page One


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LAND PREPARATION:

6.0 Should any preparation of the Land such as mowing, weed removal, scraping, stripping, compacting or any other form of land preparation be required to accommodate parking of patrons of REC to the Event be required, REC shall do so at its own expense.

CONDITION OF THE LAND AT THE CONCLUSION OF THE LEASE:

7.0 At the conclusion of the term of this lease, REC shall return the land free of any garbage, temporary structures, automobiles and any other items that may have been placed on the Land by REC during the term of this Lease.

INSURANCE:

8.0 REC shall provide to FSE Proof of Insurance prior to the beginning of the Event of which this Insurance shall be a minimum of $3,000,000 General Liability with $1,000,000 coverage per event and shall name as Additional Insured the following parties:

      a.  Flying Squirrel Entertainment LLC
      b.  Flying Squirrel Sports LLC
      c.  Solano Steelheads
      d.  Bruce Portner, individually

ADHERENCE TO AGENCIES LAWS:

9.0 REC shall adhere to any and all applicable laws that may affect the usage of these Lands imposed by any City, State or Federal Agency.

CONFLICT OF USAGE OF THE LANDS DURING THE TERM OF THIS LEASE:

10.0 REC accepts and acknowledges that the Land that is being leased to REC are lands that are used for the parking of patrons of the Nut Tree Stadium. It is understood and agreed by REC that during the period of time of this Lease it is possible that the Tenant, Solano Steelheads, a Professional Baseball Team, of the Nut Tree Stadium will be playing Regular or Post Season Games during the time of the Term of this Lease. In the event that the Solano Steelheads have any Regular or Post Season game operating during the Term of the Lease and specifically in any situation of which the operation of any game played by the Solano Steelheads shall take place on the day of a week in which REC is operating its Event, the following shall apply:

      a. The Solano Steelheads shall schedule such game to start no sooner than 6:05 p.m.
      b. REC shall ensure that a minimum of 80% of the leased lands are free of any automobiles which may be parked on these lands no later than 5:30pm on the day of the Scheduled game to be played by the Solano Steelheads.

10.1 Should FSE schedule any other event to take place at the Nut Tree Stadium during the Term of this Lease of which such event falls on a day of the operation of the Event, FSE shall ensure that the starting time of any event that it may schedule shall not begin earlier than 7:00pm that day.

BINDING ARBITRATION:

11.0 Should any dispute arise between the parties of this Lease, such dispute shall be brought before Binding Arbitration. All parties shall agree to the results of Binding Arbitration and the results of the Binding Arbitration shall be final.


                                   Page Two

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JURISDICTION:

12.0 The laws of the State of California, County of Solano, California shall bind this Agreement.

INDEMNITY:

13.0 REC shall hold harmless and defend FSE, Flying Squirrel Sports LLC, Solano Steelheads and Bruce Portner, individually from any claims arising from this Lease.

ADDENDUM TO THIS LEASE AGREEMENT:

14.0  Addendum A shall be a part of the Body of this Lease Agreement.

BOTH parties have read and agreed to the terms and conditions as set forth, do hereby agree to be bound by the terms of the Lease has attested to this agreement by the signatures below:



/s/ Bruce Portner                       /s/ [ILLEGIBLE], CEO
------------------------------------    ------------------------------
Flying Squirrel Entertainment LLC       Renaissance Entertainment Corporation
by it's President
Bruce Portner

Date:  10/19, 2000


                                Page Three

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                                  ADDENDUM A


Both Parties to this Lease Agreement understand and agree that REC must receive approval from the City of Vacaville to lease or rent lands from the City of Vacaville in order for REC to execute the Event as described in this Lease Agreement.

Failure of REC to secure such lands from the City of Vacaville on or before November 15th, 2000 shall make this Lease Agreement between FSE and REC immediately Null and Void and REC shall have no obligations or responsibilities to this Lease Agreement nor shall FSE attempt in any way to enforce the Terms of the Lease Agreement.

Agreement by the City of Vacaville to rent or lease land to REC for the execution of the Event as described in this Lease Agreement shall be considered fulfilled and shall keep this Lease Agreement in full force between FSE and REC based on any of the following agreements between REC and the City of Vacaville being executed:

     a. A Letter of Intent issued by the City of Vacaville for the renting or leasing of land between the City of Vacaville and REC for the execution of the Event.
     b. A signed Lease Agreement between the City of Vacaville and REC for the rental or leasing of land for the execution of the Event.
     c. Approval issued by the City Council of the City of Vacaville to enter into a Lease/Rental agreement of land owned by the City of Vacaville to execute the Event.

In the event that REC and the City of Vacaville enter into an agreement to lease or rent lands owned by the City of Vacaville in an area outside of the Nut Tree Property located in the City of Vacaville or the City of Vacaville agrees to rent or lease lands on the Nut Tree Property owned by the City which in anyway may deem the leasing of the lands owned by FSE not necessary by REC, this agreement between the City of Vacaville and REC shall not cause this lease to become Null and Void and the full terms and conditions of this Lease Agreement shall remain in full force.



/s/ BP                                                       /s/ CSL
------                                                       --------
Initial                                                      Initial


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                      FLYING SQUIRREL ENTERTAINMENT LLC

                               FAX COVER SHEET


To:   Peter Level                                     [STAMP]
From: Bruce Portner
Re:   Lease of Nut Tree
Date: October 19, 2000


Dear Peter,

As discussed enclosed is a clean copy of the Lease Agreement. I see Dave Van Kirk at 9:00am tomorrow and I would like to present to him a signed copy of this Lease to "lock" in the City to the deal for the reasons discussed with you today.

Please fax back the signed Lease Agreement to 707-452-7410.


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                                  ADDENDUM A

                            CHANGE OF PAYMENT DATE


This document shall serve as an Addendum to the Lease Agreement between Flying Squirrel Entertainment LLC and Renaissance Entertainment Corporation signed between both parties on October 19th, 2000.

Flying Squirrel Entertainment LLC does hereby agree to change the date of payment as identified in the above mentioned Lease Agreement from November [ILLEGIBLE] November 29th, 2000.

This Addendum A is valid only for the change as identified above. All other Terms and Conditions in the Lease Agreement shall remain the same.



AGREED AND ACCEPTED:


/s/ Bruce Portner
---------------------------------
Flying Squirrel Entertainment LLC
Bruce Portner

Dated: November 10th, 2000